SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2006

OXFORD MEDIA, INC.
(FORMERLY BECOMING ART INC.)

(Exact name of registrant as specified in its charter)

NEVADA	000-51125	20-3270909
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Technology Drive
Building H, Irvine, California 92618
(Address of Principal Executive Offices)

(949) 341-0050
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01	Entry into a Material Definitive Agreement

Summary: On June 20, 2006 we entered into a Commitment Letter and a Fee Letter (which we refer to as the Commitment Letters) in order to help finance our proposed acquisition of SVI Hotel Corporation (which we refer to as SVI). The Commitment Letters provide for us to issue our promissory notes as senior indebtedness in exchange for a maximum of $7,800,000, which proceeds are to be used for, among other things, the purchase of SVI, the refinancing of certain of our other indebtedness, and other general corporate purposes.

The Commitment Letters and the closing of the financing proposed under the Commitment Letters is subject to traditional closing requirements such as the completion of final due diligence and the execution of definitive agreements. Additional closing conditions include, but are not limited to, (i) the accuracy and completeness of the representations we make and the information we deliver in connection with the Commitment Letters; (ii) the lack of any material adverse changes to our business; (iii) confirmation that we have closed the acquisition of SVI on or before July 14, 2006; and, (iv) the lender under the Commitment Letter entering into an intercreditor agreement with one or more of our other creditors. If these and other conditions are not satisfied by July 14, 2006, no financing will be provided under the Commitment Letters.

Some of the more important terms and conditions for the amount to be financed under the Commitment Letters include the following:

1.  Maturity date is January 15, 2007, which may be extended by 24 months upon the agreement of the lender;

2.  10% interest, payable monthly; and

3.  We will pay the reasonable legal fees, and related fees and expenses, incurred by the lender.

Issued Shares and Warrants: As additional consideration for the amount to be raised under the Commitment Letters we will also issue to the lenders (i) a maximum of 1,164,181 shares of our common stock; and (ii) a maximum of 2,910,453 warrants to acquire shares of our common stock at a price of $1.50 per share, subject to traditional repricing terms and conditions. The common stock and warrants will be subject to customary registration rights. All such shares and warrants will be issued pursuant to, and satisfy, the requirements of Section 4(2) and/or Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), or in the case of foreign purchasers, Regulation S under the Securities Act.

This Form 8-K contains forward-looking statements that involve risks and uncertainties concerning the Company’s proposed acquisition of SVI and the amount to be financed in connection with the proposed acquisition, and the Company’s expected financial performance, as well as the Company’s strategic and operational plans. Actual events or results may differ materially from those described in this Form 8-K due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the possibility that the SVI and the financing transaction proposed will not close or that the closings may be delayed; the reaction of customers of the Company and SVI to the transaction; the Company’s ability to successfully integrate SVI’s operations and employees; the Company’s ability to successfully repay the amounts to be financed; and, general economic conditions. In addition, please refer to the documents that the Company files with the Securities and Exchange Commission on Forms 10-K, 10-Q, and 8-K. The filings by the Company identify and address other important factors that could cause its financial and operational results to differ materially from those contained in the forward-looking statements set forth in this Form 8-K. The Company is under no duty to update any of the forward-looking statements after the date of this Form 8-K to conform to actual results.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03	Creation of a Direct Financial Obligation

See the description of the Commitment Letters set out in Item 1.01 above, which description is incorporated in this Item 2.03 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD MEDIA, INC.

/s/ LEWIS JAFFE
LEWIS JAFFE, Chief Executive Officer

Date: June 20, 2006